Exhibit 10.2

CENTEX CORPORATION

Issuer

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

INDENTURE SUPPLEMENT NO. 21

Dated as of September 1, 2009

to

INDENTURE

Dated as of October 1, 1998

SENIOR DEBT SECURITIES

INDENTURE SUPPLEMENT NO. 21 (“Indenture Supplement”), dated as of September 1, 2009, among CENTEX CORPORATION, a Nevada corporation (together with its successors and assigns as provided in the Indenture referred to below, the “Company”), the Guarantors (as defined below) set forth on the signature page hereto, U.S. BANK NATIONAL ASSOCIATION, as successor to The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, N.A., a national banking association (formerly, The Chase Manhattan Bank, successor to Chase Bank of Texas, National Association) (together with its successors in trust thereunder as provided in the Indenture referred to below, the “Trustee”), and Pulte Homes, Inc., a Michigan corporation (“Pulte”).

PRELIMINARY STATEMENT

The Company and Trustee have entered into an Indenture dated as of October 1, 1998, as amended and supplemented from time to time (the “Indenture”), pursuant to which the Trustee acts as trustee for the holders of the Company’s Senior Debt Securities (the “Holders”).

Section 11.01 of the Indenture provides, among other things, that without the consent of the Holders of any of the outstanding Senior Debt Securities, the Company may, when authorized by resolutions of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture supplement to add additional provisions relating to matters arising under the Indenture, provided that such provisions do not adversely affect the interests of the Holders.

The Company and the Trustee desire to add certain Guarantors as parties to the Indenture to guaranty the Guaranteed Obligations (as defined below).

Each Guarantor has duly authorized the issuance of a guaranty of the Senior Debt Securities, substantially in the form set forth in Section 3.07 below.

The Company acknowledges and agrees that Pulte has assumed all of the Company’s obligations under the Indenture and the Senior Debt Securities pursuant to that certain Assignment and Assumption Agreement dated as of August 18, 2009 (the “Assignment and Assumption Agreement”).

ARTICLE ONE

Definitions

Except to the extent such terms are otherwise defined in this Indenture Supplement or the context clearly requires otherwise, all terms used in this Indenture Supplement which are defined in the Indenture, either directly or by reference therein, shall have the meanings assigned to them therein.

As used in this Indenture Supplement, the following terms shall have the following meanings.

“Guarantors” mean those Subsidiaries of the Company and of Pulte set forth on the signature pages hereto (and, as applicable, any successor who replaces such Guarantor pursuant to the applicable provisions of the Indenture Supplement and, thereafter, such successor).

“Guaranteed Parties” means all persons who are now or who hereafter become Holders and the Trustee.

“Guaranty” means the guaranty of each of the Guarantors set forth in Article Three hereof and any additional guaranty of the Senior Debt Securities executed pursuant to the terms of the Indenture.

“Subsidiary” means any person of which at the time of determination the Company or of Pulte, directly and/or indirectly through on or more Subsidiaries, owns more than 50% of the voting power.

ARTICLE TWO

Assignment and Assumption

Section 2.01 Pulte hereby acknowledges and agrees that, pursuant to the Assignment and Assumption Agreement, it has assumed all of the obligations of the Company under the Indenture and the Senior Debt Securities and, in connection therewith, has agreed to discharge, and indemnify and hold harmless the Company from, all of such obligations.

ARTICLE THREE

Guaranty

Section 3.01 Guaranty. Subject to the provisions of this Article Three, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior basis to each Holder and the Trustee, on behalf of the Holders, (i) the due and punctual payment of the principal of and interest on each Senior Debt Security, when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any on the Senior Debt Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Senior Debt Security and the Indenture and (ii) in the case of any extension of time of payment or renewal of any Senior Debt Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by declaration of acceleration or otherwise (the obligations in clauses (i) and (ii) hereof being the “Guaranteed Obligations”). Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Holders or the Trustee under the Senior Debt Securities and the Indenture but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company. The Guarantors hereby agree that their obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Senior Debt Security or the Indenture, any failure to enforce the provisions of any such Senior Debt Security or the Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by any Guaranteed Party or any other circumstances which may otherwise constitute a legal or equitable discharge or defense of the Company or a surety or guarantor. The Guarantors hereby waive diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest, or notice with respect to any such Senior Debt Security or the Indebtedness evidenced thereby and all demands whatsoever (except as specified above), and covenant that this Guaranty will not be discharged as to any such Senior Debt Security except by payment in full of the Guaranteed Obligations. Each Guarantor further agrees that, as between such Guarantor and the Guaranteed Parties, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 7 of the Indenture for the purposes of the Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 7 of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall immediately become due and payable by each Guarantor for the purposes of this Guaranty. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 7 of the Indenture, the Trustee shall promptly make a demand for this payment on the Senior Debt Securities under each Guaranty provided for in this Article Three and not discharged.

Each Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company that may arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under the Indenture, or any other document or instrument including, without limitation, any right subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Guaranteed Parties against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statue or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Guaranteed Parties, and shall be promptly paid to the Trustee. Each Guarantor acknowledges that it has received, and will continue to receive, direct and indirect benefits from the issuance of the Senior Debt Securities and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

Section 3.02 Obligations of the Guarantors Unconditional. Nothing contained in this Article Three, elsewhere in the Indenture or in any Senior Debt Security or in the Guaranty is intended to or shall impair, as between the Guarantors and the Holders, the obligations of the Guarantors, which obligations are independent of the obligations of the Company under the Senior Debt Securities and the Indenture and are absolute and unconditional, to pay the Holders the Guaranteed Obligations as and when the same shall become due and payable in accordance with the provisions of this Guaranty and the Indenture, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon and Event of Default under the Indenture. Each payment to be made by an

Guarantor hereunder in respect of the Guaranteed Obligations shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated.

Section 3.03 Execution of Guaranty. To evidence its obligations under this Article Three, each Guarantor hereby agrees to execute a guaranty substantially in the form in Section 3.07 hereof, to be endorsed on each Senior Debt Security that is hereafter authenticated and delivered by the Trustee and that this Indenture Supplement shall be executed on behalf of the Guarantors by their respective officers. Facsimile signatures shall be deemed to constitute original signatures. Each Guarantor hereby agrees that its Guaranty set forth in this Article Three shall remain in full force and effect notwithstanding any failure to endorse such Guaranty on any Senior Debt Security.

Section 3.04 Withholding. All payments made by a Guarantor with respect to the Guarantees will be made without withholding or deduction for, or on the account of, any present or future taxes, duties, assessments or governmental charges or whatever nature imposed or levied by or on behalf of any country (other than the United States) or any political subdivision thereof or any authority therein or thereof, having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is then required by law. In the event that any country (other than the United States) or any political subdivision thereof or any authority therein or thereof, imposes any such withholding or deduction on (i) any payments made by the Guarantor with respect to the Guarantees or (ii) any net proceeds on the sale or exchange with any Guarantor of the Senior Debt Securities, such Guarantor will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments or sale or exchange by the Holders of the Senior Debt Securities or the Trustee, as the case may be, after such withholding or deduction shall equal the respective amounts that would have been received in respect of such payments or sale or exchange in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable with respect to any Senior Debt Security held by or on behalf of a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Senior Debt Securities by reason of his being a citizen or resident of, or carrying on a business in, the country of residence of any Guarantor. Notwithstanding the foregoing, a Guarantor making a payment on the Senior Debt Securities pursuant to the Guaranty shall not be required to pay any Additional Amounts if (i) the beneficial Holder of a Senior Debt Security receives by certified mail (evidenced by a return receipt signed by such beneficial Holder) (A) written notice from such Guarantor no less than sixty (60) days in advance of making such payment and (B) the appropriate forms or instruments necessary to enable such beneficial Holder to certify or document the availability of an exemption from, or reduction of, the withholding or deduction of such taxes under applicable law, which such instructions shall clearly specify that Additional Amounts hereunder may not be paid if such forms are not completed by such beneficial Holder, and (ii) the Guarantor that would otherwise have to pay such Additional Amounts establishes to the satisfaction of the Trustee that the obligation to pay such Additional Amounts would not have arisen but for the failure of such beneficial Holder to (A) duly complete such forms as were actually received by such beneficial Holder or respond to such instructions and (B) provide to such Guarantor such duly completed form or responses to instructions.

Section 3.05 Limitation of Guaranty. The Company hereby confirms that it is the intention of the Company that any Guaranty of the Guaranteed Obligations executed by a

Guarantor pursuant to this Article Three not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar federal or state law. To effectuate the foregoing intention, the Holders hereby irrevocably agree that in the event that any such Guaranty would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under such Guarantee shall be reduced to the maximum amount, after giving effect to all other contingent and fixed liabilities of such Guarantor, permissible under the applicable fraudulent or similar law.

Section 3.06 Release of Guaranty.

(a) Concurrently with the payment in full of all of the Guaranteed Obligations, the Guarantors shall be released from and relieved of their obligations under this Article Three. Upon the delivery by the Company of the Trustee of an Officer’s Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of such obligations was made by the Company and in accordance with the provisions of the Indenture and the Senior Debt Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations. If any of the Guaranteed Obligations are revived and reinstated after the termination of this Guaranty, then all of the obligations of the Guarantors under this Guaranty shall be revived in reinstated as if this Guaranty had not been terminated until such time as the Guaranteed Obligations are paid in full, and the Guarantors shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

(b) Upon the sale or disposition of all of the capital stock (or other equity interest) of a Guarantor (by merger or otherwise) to a Person other than the Company or any Subsidiary and which sale or disposition is otherwise in compliance with the terms of the Indenture, such Guarantor shall be deemed released from all obligations under this Article Three, provided however, that any such termination upon such sale or disposition shall occur if and only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company shall also terminate upon such sale or disposition. Upon the delivery by the Company to the Trustee of an Officer’s Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of such obligations was made in accordance with the provisions of this Indenture and the Senior Debt Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations. Any Guarantor not so released remains liable for the full amount of principal of an interest on the Senior Debt Securities as provided in this Article Three.

Section 3.07 Form of Guaranty. The form of the Guaranty shall hereinafter be set forth on the Senior Debt Securities in substantially the following form:

GUARANTY

For value received, each of the undersigned hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior basis to the holder of this Senior Debt Security (the “Holder”) and to the Trustee, on behalf of the

Holder, (i) the due and punctual payment of the principal of and interest on each Senior Debt Security, when and as the same shall become due and payable, whether at Stated Maturity, by declaration of acceleration, or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any on the securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Senior Debt Security and the Indenture and (ii) in the case of any extension of time of payment or renewal of any Senior Debt Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by declaration of acceleration or otherwise (the obligations in clauses (i) and (ii) hereof being the “Guaranteed Obligations”). This Guaranty will not be valid or obligatory for any purposes until the Trustee duly executes the certificate of authentication on the Senior Debt Security upon which this Guaranty is endorsed.

Dated:
[List all Guarantors and
Jurisdiction of Organization]

Attest: __________________	By:__________________________

Section 3.08 Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company, when authorized by resolutions of its Board of Directors, and the Trustee may from time to time and at any time entered into one or more supplemental indentures to add a guarantor of the Guaranteed Obligations.

ARTICLE FOUR

Miscellaneous

Section 4.01 Ratification of Indenture. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

Section 4.02 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture Supplement by any of the provisions of the Trust Indenture Act of 1939, such required provisions shall control.

Section 4.03 Effect of Headings. The article and section headings herein are included for convenience only and shall not affect the construction hereof.

Section 4.04 Counterparts. This Indenture Supplement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 4.05 Severability. In case any provision of this Indenture Supplement or in the Notes shall be found invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.06 Benefits of Indenture Supplement. Nothing in this Indenture Supplement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture Supplement.

Section 4.07 Governing Law. This Indenture Supplement shall be governed and construed in accordance with the laws of the State of Texas without regard to any conflict of law principles.

[Signature page to follow]

IN WITNESS WHEREOF, the Company, Pulte, the Trustee and the Guarantors have caused this Indenture Supplement to be duly executed as of the date first written above.

Centex Corporation By: /s/ Bruce E. Robinson Name: Bruce E. Robinson Title: Vice President and Treasurer
Attest: /s/ Robert Porter

Pulte Homes, Inc. By: /s/ Bruce E. Robinson Name: Bruce E. Robinson Title: Vice President and Treasurer

Attest: /s/ Robert Porter
U.S. Bank National Association, as Trustee By: /s/ Israel Lugo Name: Israel Lugo Title: Vice President

Attest: /s/ Brad Hounsel

Guarantors:

Centex Construction of New Mexico, LLC

Centex Homes

Centex Homes of California, LLC

Centex Homes, LLC

Centex International II, LLC

Centex Real Estate Construction Company

Centex Real Estate Corporation

Centex Real Estate Holding, L.P.

The Jones Company Homes, LLC

By: /s/ Bruce E. Robinson

Name: Bruce E. Robinson

Title: Vice President and Treasurer

Attest: /s/ Robert Porter

Guarantors:

Anthem Arizona, L.L.C.

Asset Seven Corporation

Del Webb California Corp.

Del Webb Communities, Inc.

Del Webb Communities of Illinois, Inc.

Del Webb Corporation

Del Webb Home Construction, Inc.

Del Webb Limited Holding Co.

Del Webb Southwest Co.

Del Webb Texas Limited Partnership

Del Webb’s Coventry Homes Construction Co.

Del Webb’s Coventry Homes, Inc.

Del Webb’s Coventry Homes of Nevada, Inc.

DiVosta Homes, L.P.

DiVosta Building, LLC

Florida Building Products, LLC

Harrison Hills, LLC

PC/BRE Springfield, L.L.C.

PC/BRE Venture L.L.C.

PC/BRE Whitney Oaks L.L.C.

PH1 Corporation

PH3 Corporation

PH4 Corporation

PHT Building Materials Limited Partnership

Pulte Nevada 1 L.L.C.

PN II, Inc.

Potomac Yard Development LLC

Pulte Building Systems Holding Company, L.L.C.

Pulte Communities NJ, Limited Partnership

Pulte Development Corporation

Pulte Home Corporation

Pulte Home Corporation of the Delaware Valley

Pulte Homes of Greater Kansas City, Inc.

Pulte Homes of Michigan LLC

Pulte Homes of Minnesota LLC

Pulte Homes of New England LLC

Pulte Homes of New Mexico, Inc.

Pulte Homes of New York LLC

Pulte Homes of NJ, Limited Partnership

Pulte Homes of Ohio LLC

Pulte Homes of PA, Limited Partnership

Pulte Homes of Texas, L.P.

Pulte Homes Tennessee Limited Partnership

Pulte Land Company, LLC

Pulte Michigan Services, LLC

Pulte Payroll Corporation

Pulte Realty Corporation

Radnor Homes, Inc.

RN Acquisition 2 Corp.

Terravita Home Construction Co.

Wil Corporation

By: /s/ Bruce E. Robinson

Name: Bruce E. Robinson

Title: Vice President and Treasurer

Attest: /s/ Robert Porter